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Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

PARTICIPATING FUNDS
..  U.S. Registered Funds (Name of Fund, Aladdin Ticker):
   BlackRock New York Municipal Opportunities Fund of BlackRock Multi-State Mu (BR-NYMO)
   BlackRock MuniHoldings New York Quality Fund, Inc. (MHN)
   BlackRock MuniYield New York Quality Fund, Inc. (MYN)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

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Date of                      02-15-2017
Offering Commencement:
---------------------------  -------------------------
Security Type:               BND/MUNI
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Issuer                       Metropolitan Transportation Authority Dedicated
                             Tax Fund Green Bonds Series 2017A
---------------------------  --------------------------------------------------
Selling Underwriter          MERRILL LYNCH, PIERCE, FENNER & SMITH
---------------------------  --------------------------------------------------
Affiliated Underwriter(s)    [X]  PNC Capital Markets LLC
                             [_]  Other:
---------------------------  --------------------------------------------------
List of Underwriter(s)       Merrill Lynch, Pierce, Fenner &
                             Smith Incorporated, Drexel Hamilton, LLC, Rice
                             Financial Products Company, Stern Brothers & Co.,
                             Citigroup Global Markets Inc., Goldman, Sachs &
                             Co, J.P. Morgan Securities LLC, Ramirez &
                             Company, Inc, Siebert Cisneros Shank & Co.,
                             Jefferies LLC, Loop Capital Markets LLC, Morgan
                             Stanley & Co. LLC, PNC Capital Markets LLC, RBC
                             Capital Markets, LLC, The Williams Capital Group,
                             LP, Academy Securities, Inc, Alamo Capital,
                             Barclays Capital Inc., Blaylock Beal Van, LLC,
                             BNY Mellon Capital Markets, LLC, Cabrera Capital
                             Markets,LLC, Fidelity Capital Markets, FTN
                             Financial Securities Corp., KeyBanc Capital
                             Markets Inc., Raymond James & Associates, Inc.,
                             Stifel,Nicolaus & Company, Incorporated, TD
                             Securities (USA) LLC
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TRANSACTION DETAILS

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Date of Purchase             02-15-2017
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Purchase Price/Share        $113.627    Total Commission,                 .507%
(PER SHARE / % OF PAR)                  Spread or Profit
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1. Aggregate Principal Amount Purchased (a+b)                       $20,070,000
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    a. US Registered Funds
       (Appendix attached with individual Fund/Client
       purchase)                                                    $12,000,000
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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

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    b. Other BlackRock Clients                                     $  8,070,000
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2. Aggregate Principal Amount of Offering                          $312,825,000
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FUND RATIO
[Divide Sum of #1 by #2]
Must be less than 0.25                                                  0.06416
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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

[_]  U.S. Registered Public Offering.... [Issuer must have 3 years of continuous operations]
[_]  Eligible Rule 144A Offering........ [Issuer must have 3 years of continuous operations]
[X]  Eligible Municipal Securities
[_]  Eligible Foreign Offering.......... [Issuer must have 3 years of continuous operations]
[_]  Government Securities Offering..... [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

[X]  YES  The securities were offered pursuant to an underwriting or similar
[_]  NO   agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X]  YES  No affiliated underwriter was a direct or indirect participant in,
[_]  NO   or benefited directly or indirectly from, the transaction.

Completed by:             Dipankar Banerjee                  Date:  02-27-2017
                          ---------------------------------
                          Global Syndicate Team Member

Approved by:              Steven Delaura                     Date:  02-27-2017
                          ---------------------------------
                          Global Syndicate Team Member

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

DEFINITIONS

TERM                           DEFINITION
Fund Ratio                     Number appearing at the bottom of page 1 of 2
                               of the Rule 10f-3 Report form. It is the sum of the Funds' participation in the offering by the Funds and other accounts managed by BlackRock divided by the total amount of the offering.

Eligible Foreign Offering      The securities are sold in a public offering
                               conducted under the laws of a country other than the United States and
                               (a) the offering is subject to regulation in
                                   such country by a "foreign financial
                                   regulatory authority," as defined in
                                   Section 2(a)(50) of the Investment Company
                                   Act of 1940;
                               (b) the securities were offered at a fixed
                                   price to all purchasers in the offering
                                   (except for any rights to purchase
                                   securities that are required by law to be granted to existing security holders of the issuer);
                               (c) financial statements, prepared and audited
                                   as required or permitted by the appropriate foreign financial regulatory authority in such country, for the two years prior to the offering, were made available to the public and prospective purchasers in connection with the offering; and
                               (d) if the issuer is a "domestic issuer," i.e.,
                                   other than a foreign government, a national of any foreign country, or a corporation or other organization incorporated or organized under the laws of any foreign country, it (1) has a class of securities registered pursuant to section 12(b) or 12(g) of the Securities Exchange Act of 1934 or is required to file reports pursuant to section 15(d) of that act, and
                                   (2) has filed all the material required to be filed pursuant to section 13(a) or 15(d) of that act for a period of at least 12 months immediately preceding the sale of securities (or for such shorter period that the issuer was required to file such material)

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

TERM                           DEFINITION
Eligible Municipal             The securities:
Securities                     (a) are direct obligations of, or obligations
                                   guaranteed as to principal or interest by, a State or any political subdivision thereof, or any agency or instrumentality of a State or any political subdivision thereof, or any municipal corporate instrumentality of one or more States, or any security which is an industrial development bond (as defined in section 103(c)(2) of Title 26) the interest on which is excludable from gross income under certain provisions of the Internal Revenue Code;
                               (b) are sufficiently liquid that they can be
                                   sold at or near their carrying value within a reasonably short period of time; and
                               (c) either
                                   (1) are subject to no greater than moderate
                                       credit risk; or
                                   (2) if the issuer of the municipal
                                       securities, or the entity supplying the
                                       revenues or other payments from which
                                       the issue is to be paid, has been in
                                       continuous operation for less than
                                       three years, including the operation of
                                       any predecessors, the securities are
                                       subject to a minimal or low amount of
                                       credit risk.

                               Also, purchases of municipal securities may not be designated as group sales or otherwise allocated to the account of any prohibited seller (i.e., an affiliated underwriter).

Eligible Rule 144A             The securities are sold in an offering where
Offering                       (a) the securities are offered or sold in
                                   transactions exempt from registration under
                                   Section 4(2) of the Securities Act of 1933,
                                   Rule 144A thereunder, or Rules 501-508
                                   thereunder;
                               (b) the securities were sold to persons that
                                   the seller and any person acting on behalf of the seller reasonably believe to include qualified institutional buyers, as defined in Rule 144A ("QIBs"); and
                               (c) the seller and any person acting on behalf
                                   of the seller reasonably believe that the securities are eligible for resale to other QIBs pursuant to Rule 144A.

Government Securities          The security is issued or guaranteed as to
Offering                       principal or interest by the United States, or
                               by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States;
                               or any certificate of deposit for any of the foregoing.

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

TERM                           DEFINITION
U.S. Registered Public         The securities offered are registered under the
Offering.                      Securities Act of 1933 that are being offered
                               to the public.